Exhibit 99.2

PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of September 30, 2012 and the unaudited pro forma condensed combined statements of operations for the three months ended September 30, 2012 and the year ended June 30, 2012 give effect to the completed merger. Kentucky First Federal Bancorp’s fiscal year ends June 30 and CKF Bancorp’s fiscal year ends December 31. The historical consolidated statements of operations of CKF Bancorp as presented in the unaudited pro forma condensed combined statements of income are for the three months ended September 30, 2012 and the year ended June 30, 2012.

The unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of Kentucky First Federal Bancorp and CKF Bancorp under the assumptions and adjustments set forth in the accompanying notes. The unaudited pro forma condensed combined balance sheet gives effect to the merger as if the merger had been consummated at September 30, 2012. The unaudited pro forma condensed combined statements of income give effect to the merger as if the merger had been completed as of July 1, 2011.

You should read the unaudited pro forma condensed combined financial statements in conjunction with the historical consolidated financial statements of Kentucky First Federal Bancorp included in our periodic filings on Form 10-K and 10-Q and CKF Bancorp that appear elsewhere in this document. The pro forma information is not necessarily indicative of the combined financial position or the results of operations in the future or of the combined financial position or the results of operations that would have been realized had the merger been consummated during the periods or as of the dates for which the pro forma information is presented.

Pro forma per share amounts for the combined company are based on exchange ratio of 1.2599 for 60% of the total outstanding shares, with the remaining shares redeemed for cash at $9.50 per share.

Kentucky First Federal Bancorp and CKF Bancorp, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2012

	Historical
(In thousands)	Kentucky First Federal Bancorp	CKF Bancorp	Pro Forma Adjustments		Pro Forma Combined

Assets
Cash and due from banks	$1,348	$980	$—		$2,328
Interest-bearing demand deposits and federal funds sold	5,975	6,937	(5,516)	C	7,396
Certificates of deposit	100	—	—		100
Securities held to maturity	4,370	11,204	369	D	15,943
Securities available for sale	187	7	—		194
Total loans	179,467	100,450	(2,925)	D	276,992
Allowance for loan losses	(873)	(1,792)	1,792	D	(873)
Net loans	178,594	98,658	(1,133)		276,119
Real estate owned, net	2,485	1,617	(27)	D	4,075
Premises and equipment, net	2,605	1,670	464	D	4,739
Goodwill	14,507	—	—		14,507
Federal Home Loan Bank stock	5,641	2,091	—		7,732
Other assets	3,949	1,179	—		5,128
Total assets	$219,761	$124,343	$(5,843)		$338,261

Liabilities and Stockholders’ Equity
Deposits	$133,337	$101,822	$1,091	D	$236,250
Federal Home Loan Bank advances	24,498	9,000	139	D	33,637
Other liabilities	2,842	504	(529)	F	2,817
Total liabilities	160,677	111,326	701		272,704

Common stock	86	10	(10)	G	86
Additional paid in capital	36,857	10,003	(12,038)	G	34,822
Retained earnings	32,216	10,779	(10,440)	D,G	32,555
Accumulated other comprehensive income (loss)	3	(25)	25	G	3
Unearned employee stock ownership plan	(1,712)	(12)	12	G	(1,712)
Treasury stock at cost	(8,366)	(7,738)	15,907	G	(197)
Total stockholders’ equity	59,084	13,017	(6,544)		65,557
Total liabilities and stockholders’ equity	$219,761	$124,343	$(5,843)		$338,261

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

Kentucky First Federal Bancorp and CKF Bancorp, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

Three months Ended September 30, 2012

	Historical
(In thousands, except per share data)	Kentucky First Federal Bancorp	CKF Bancorp	Pro Forma Adjustments		Pro Forma Combined

Interest Income:
Loans, including fees	$2,313	$1,332	$4	H	$3,649
Investment securities	51	90	(39)	H	102
Other	61	—	—		61
Total interest income	2,425	1,422	(35)		3,812
Interest Expense:
Deposits	304	317	141	H	762
Borrowings	135	64	—	H	199
Total interest expense	439	381	141		961
Net interest income	1,986	1,041	(176)		2,851
Provision for loan losses	26	150	—		176
Net interest income, after provision for loan losses	1,960	891	(176)		2,675
Noninterest Income:
Earnings on bank-owned life insurance	22	—	—		22
Gain on sale of loans	58	—	—		58
Gain on real estate owned	3	11	—		14
Other noninterest income	26	60	—		86
Total noninterest income	109	71	—		180
Non-Interest Expense:
Salaries and employee benefits	854	465	—		1,319
Occupancy and equipment	78	84	3	H	165
Other noninterest expense	358	308	—		666
Total noninterest expense	1,290	857	3		2,150
Income before income taxes	779	105	(179)		705
Income tax expense (benefit)	257	69	(61)		265
Net income	$522	$36	$(118)		$440
Net Income Per Share Amounts:
Basic	$0.07	$0.03	—		$0.05
Diluted	0.07	0.03	—		$0.05
Weighted Average Common Shares:
Basic	7,545,126	1,224,602	811,375	I	8,356,501
Diluted	7,545,126	1,224,602	811,375	I	8,356,501

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

Kentucky First Federal Bancorp and CKF Bancorp, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended June 30, 2012

	Historical
(In thousands, except per share data)	Kentucky First Federal Bancorp	CKF Bancorp	Pro Forma Adjustments		Pro Forma Combined

Interest Income:
Loans, including fees	$9,664	$5,766	$18	H	$15,448
Investment securities	256	409	(156)	H	509
Other	236	—	—		236
Total interest income	10,156	6,175	(138)		16,193
Interest Expense:
Deposits	1,567	1,460	565	H	3,592
Borrowings	612	307	139	H	1,058
Total interest expense	2,179	1,767	704		4,650
Net interest income	7,977	4,408	(842)		11,543
Provision for loan losses	139	575	—		714
Net interest income, after provision for loan losses	7,838	3,833	(842)		10,829
Noninterest Income:
Earnings on bank-owned life insurance	90	—	—		90
Net losses on real estate owned and write-downs	(66)	(234)	—		(300)
Net gains on sales of loans	23	—	—		23
Other noninterest income	93	237	—		330
Bargain purchase gain	—	—	339	D	339
Total noninterest income	140	3	339		482
Noninterest Expense:
Salaries and employee benefits	3,238	1,873	—		5,111
Occupancy and equipment	355	266	12	H	633
Goodwill impairment	—	1,100			1,100
Other non-interest expense	1,830	1,489	—		3,319
Total non-interest expense	5,423	4,728	12		10,163
Income (loss) before income taxes	2,555	(892)	(515)		1,148
Income tax expense (benefit)	840	71	(175)		736
Net income (loss)	$1,715	$(963)	$(340)		$412
Net Income Per Share Amounts:
Basic	$0.23	$(0.79)	—		$0.05
Diluted	0.23	(0.79)	—		0.05
Weighted Average Common Shares:
Basic	7,546,120	1,224,602	811,375	J	8,357,495
Diluted	7,546,120	1,224,602	811,375	J	8,357,495

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

Kentucky First Federal Bancorp and CKF Bancorp, Inc.

Notes to Unaudited Pro Forma Condensed

Combined Financial Statements

Note A – Basis of Presentation

The unaudited pro forma condensed combined balance sheet of Kentucky First Federal Bancorp and subsidiaries and CKF Bancorp and subsidiaries at September 30, 2012 has been prepared as if the merger had been consummated on that date. The unaudited pro forma condensed combined statements of operations for the three months ended September 30, 2012 and year ended June 30, 2012 have been prepared as if the merger had been consummated as of July 1, 2011. The unaudited pro forma condensed combined financial statements are based on the historical financial statements of Kentucky First Federal Bancorp and CKF Bancorp and give effect to the merger under the acquisition method of accounting and the assumptions and adjustments in the notes that follow.

Since CKF Bancorp has a December 31 fiscal year end and Kentucky First Federal Bancorp has a June 30 fiscal year end, CKF Bancorp’s historical data for the year ended June 30, 2012 was calculated by adding the results from the third and fourth quarters of fiscal 2011 to the first six months of fiscal 2012.

Assumptions relating to the pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are summarized as follows:

(i) Estimated fair values—The estimated fair value and resulting net discount/premium on securities held-to-maturity, for purposes of these pro forma financial statements, is being accreted/amortized to interest income on a sum-of-the-years digits method over five years. The actual discount/premium will be accreted/amortized to interest income to produce a constant yield to maturity. The resulting net premium and discount on deposits and borrowings, respectively, is being amortized/accreted into interest expense on a sum-of-the-years digits method over their remaining estimated lives.

(ii) Income taxes—A net deferred tax asset was recorded equal to the deferred tax consequences associated with the differences between the tax basis and book basis of the assets acquired and liabilities assumed, using a marginal tax rate of 34.0%.

Certain reclassifications have been made to CKF Bancorp’s financial information to conform to Kentucky First Federal Bancorp’s financial information.

Note B – Purchase Price of CKF Bancorp
CKF Bancorp common stock outstanding	1,224,602	(1)
Stock component percentage	52.59%
CKF Bancorp stock subject to exchange ratio	643,965
Exchange ratio	1.2599
Total Kentucky First Federal Bancorp common stock to be issued	811,375	(2)
Fair value per Kentucky First Federal Bancorp common share	$7.56	(3)
			$6,133,995
Cash payment to CKF Bancorp stockholders			5,516,047	(1)
Cash-out of stock options			—	(4)
Total purchase price			$11,650,042

_________________________________

(1)	Based on shares of CKF Bancorp common stock outstanding as of September 30, 2012.
(2)	Based on maximum number of Kentucky First Federal Bancorp stock available.
(3)	Based on the per share closing price of Kentucky First Federal Bancorp common stock on September 30, 2012.
(4)	At September 30, 2012, there were 12,000 options with exercise prices greater than $9.50. Since the exercise price exceeded the cash price, these options were not cashed out.

Kentucky First Federal Bancorp and CKF Bancorp, Inc.

Notes to Unaudited Pro Forma Condensed

Combined Financial Statements, continued

Note C

Reflects cash to be paid in exchange for CKF Bancorp common stock totaling $5,516,047 (580,637 shares x $9.50 per share.)

Note D

Acquisition accounting adjustments are estimated as follows:

	(In thousands)
CKF Bancorp’s net assets at September 30, 2012		$13,017

Fair value adjustment (5):
Loans	$(1,133)
Borrowings	(139)
Certificates of deposits	(1,091)
Securities held-to-maturity	369
Real estate- banking facilities	464
Other real estate owned	(27)
	(1,557)
Deferred taxes on purchase accounting adjustments (34%)	529
Total net fair value adjustments to net assets acquired		(1,028)
Adjusted net assets acquired		$11,989

The excess of cost over the fair value of the net assets acquired is set forth below:

(In thousands)

Total purchase price	$11,650
Net assets acquired	11,989
Total excess (deficit) of cost over fair value of net assets acquired	$(339)

___________________________

(5)	Fair value adjustments in accordance with acquisition accounting under U.S. generally accepted accounting principles. At the time of the preparation of the pro forma financial statements the parties have not completed an analysis of core deposit intangibles. As a result, there could be adjustments after the merger is completed.

Note F

Reflects $529,000 of additions to deferred tax assets as a result of fair value adjustments.

Note G

Issuance of Kentucky First Federal Bancorp common stock of $6,134,000 and elimination of CKF Bancorp’s equity of $13,017,000.

Kentucky First Federal Bancorp and CKF Bancorp, Inc.

Notes to Unaudited Pro Forma Condensed

Combined Financial Statements, continued

Note H

Pro forma adjustments to operations were calculated as follows:

(in thousands)	For the Year Ended June 30, 2012	For the Three months Ended September 30, 2012
Accretion of loan fair value adjustment (7 years using level yield method)	$18	$4
Amortization of investment fair value adjustment (5 years using level yield method)	(156)	(39)
Total net adjustments—interest income	$(138)	$(35)

Accretion of time deposit fair value adjustment (4 years using level yield method)	$(565)	$(141)
Accretion of borrowings fair value adjustment (1 year using level yield method)	(139)	—
Total net adjustments—interest expense	$(704)	$(141)

Amortization of real estate facilities fair value adjustment (40 years using straight line method)	$12	$3

Note I

Basic and fully diluted weighted average number of common shares and common stock equivalents utilized for the calculation of earnings per share for the periods presented were calculated using Kentucky First Federal Bancorp’s historical weighted average basic and diluted shares plus 811,375 shares issued to CKF Bancorp’s stockholders under the terms of the agreement of merger.

Note J

The transaction costs associated with the merger and expected to be incurred by Kentucky First Federal Bancorp in the next twelve months are projected to total $240,000. These costs include legal, financial advisor, accounting, printing and mailing and transfer agent fees. There are no additional transaction costs expected to be incurred by CKF Bancorp.